UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
September 6, 2016

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On September 8, 2016, First Mid-Illinois Bancshares, Inc. (the “Company”) completed its acquisition of First Clover Leaf Financial Corp., a Maryland corporation (“First Clover Leaf”) through the merger of First Clover Leaf with and into the Company, with the Company as the surviving corporation (the “Merger”) pursuant to an Agreement and Plan of Merger, dated as of April 26, 2016 (as amended, the “Merger Agreement”), between the Company and First Clover Leaf.
At the effective time of the Merger, 25% of the shares of First Clover Leaf common stock issued and outstanding immediately prior to the effective time of the Merger converted into the right to receive $12.87 per share, for an approximate aggregate total of $22,541,429, and 75% of the shares of First Clover Leaf common stock issued and outstanding immediately prior to the effective time of the Merger converted into the right to receive 0.495 shares of the Company’s common stock, par value $4.00 per share, for an approximate aggregate total of 2,600,935 shares of the Company’s common stock.
No fractional shares of Company common stock will be issued in connection with the Merger. As a result, each former holder of First Clover Leaf stock who would otherwise have been entitled to receive a fraction of a share of Company common stock in the Merger will receive an amount in cash (without interest), rounded to the nearest whole cent, determined by multiplying $12.87 by the fractional share of First Mid common stock to which such former holder of First Clover Leaf common stock would otherwise be entitled.
This description of the Merger is qualified in its entirety by reference to the Merger Agreement, a complete copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on April 26, 2016, and the First Amendment to the Merger Agreement, a complete copy of which was filed as Exhibit 2.2 to the Form 10-Q filed by the Company on August 5, 2016, each of which is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
In connection with the Merger, on September 8, 2016, pursuant to a Second Supplemental Indenture, dated as of September 8, 2016, by and among the Company, First Clover Leaf and Wilmington Trust Company, a Delaware trust company, as trustee (the “Trustee”), the Company assumed First Clover Leaf’s rights, duties and obligations under the Indenture between First Clover Leaf and the Trustee, dated as of May 19, 2005, as amended by that certain First Supplemental Indenture dated as of December 6, 2011, pursuant to which a predecessor to First Clover Leaf issued U.S. $4,124,000 of its Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035.
In connection with the Merger, on September 7, 2016, the Company entered into a Fourth Amended and Restated Credit Agreement (the "Credit Agreement") with The Northern Trust Company evidencing a $15 million term loan (the "Term Loan") and a $10 million revolving loan. The proceeds from the Term Loan will be used by the Company for the sole purpose of financing a portion of the cash consideration payable in the Merger. The Term Loan matures on September 7, 2020, and the Company's obligations under the Credit Agreement are secured by a pledge of all of the issued and outstanding shares of common stock of First Mid-Illinois Bank & Trust, National Association and First Clover Leaf Bank, National Association. The Credit Agreement includes customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults and bankruptcy or insolvency proceedings.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Merger Agreement, the Company was obligated to take all appropriate action, subject to and in accordance with the Company’s bylaws, to appoint one individual, mutually agreeable to the Company and First Clover Leaf, from among the current members of the board of directors of First Clover Leaf to the board of directors of the Company as of the effective time of the Merger.

On September 6, 2016, with the agreement of First Clover Leaf, the Company’s board of directors adopted a resolution, effective as of the closing of the Merger, increasing the size of the board of directors from eight directors to nine directors and appointing Mary Westerhold, age 50, as a Class I Director of the Company and member of the Audit Committee and the Compensation Committee of the board of directors, with a term to expire at the 2017 annual meeting of the Company’s stockholders, or when her successor is duly elected and qualified, unless she shall earlier resign or be removed. As a result, on September 8, 2016, when the Merger became effective, Ms. Westerhold’s appointment as a Class I Director of the Company, and a member of the Audit Committee and Compensation Committee, became effective.
Ms. Westerhold will be compensated for her service as a director under the Company’s standard compensation program for non-employee directors. There are no related party transactions involving Ms. Westerhold that are reportable under Item 404(a) of Regulation S-K.

Item 8.01. Other Events

On September 8, 2016, the Company issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)    Pro forma financial information.

The financial statements required by Item 9.01(b) will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)    Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and between First Mid-Illinois Bancshares, Inc. and First Clover Leaf Financial Corp., dated April 26, 2016 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated April 26, 2016).*

2.2
First Amendment to Agreement and Plan of Merger by and between First Mid-Illinois Bancshares, Inc. and First Clover Leaf Financial Corp., dated as of June 6, 2016 (incorporated by reference to Exhibit 2.2 to Quarterly Report on Form 10-Q filed August 5, 2016).

4.1
First Mid-Illinois Bancshares, Inc. agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument with respect to issues of long-term debt involving a total amount which does not exceed 10% of the total assets of First Mid-Illinois Bancshares, Inc. and its subsidiaries on a consolidated basis.

99.1	Press Release, dated September 8, 2016
* Certain schedules have been omitted pursuant to Section 6.01(b)(2) of Regulation S-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: September 8, 2016

By:

Joseph R. Dively
Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

2.1
Agreement and Plan of Merger by and between First Mid-Illinois Bancshares, Inc. and First Clover Leaf Financial Corp., dated April 26, 2016 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated April 26, 2016).*

2.2
First Amendment to Agreement and Plan of Merger by and between First Mid-Illinois Bancshares, Inc. and First Clover Leaf Financial Corp., dated as of June 6, 2016 (incorporated by reference to Exhibit 2.2 to Quarterly Report on Form 10-Q filed August 5, 2016).

4.1
First Mid-Illinois Bancshares, Inc. agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument with respect to issues of long-term debt involving a total amount which does not exceed 10% of the total assets of First Mid-Illinois Bancshares, Inc. and its subsidiaries on a consolidated basis.

99.1	Press Release, dated September 8, 2016
* Certain schedules have been omitted pursuant to Section 6.01(b)(2) of Regulation S-K